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                                                                      EXHIBIT 12



                             WASTE MANAGEMENT, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)


                                                          Six Months Ended June 30,
                                                         ---------------------------
                                                            2000            1999
                                                         ----------       ----------
Income before income taxes and minority interests        $  237,566       $1,153,573
                                                         ----------       ----------
Fixed charges deducted from income:
  Interest expense                                          409,807          361,068
  Implicit interest in rents                                 32,456           30,734
                                                         ----------       ----------
                                                            442,263          391,802
                                                         ----------       ----------
    Earnings available for fixed charges                 $  679,829       $1,545,375
                                                         ==========       ==========

Interest expense                                         $  409,807       $  361,068
Capitalized interest                                          9,255           23,272
Implicit interest in rents                                   32,456           30,734
                                                         ----------       ----------
    Total fixed charges                                  $  451,518       $  415,074
                                                         ==========       ==========

    Ratio of earnings to fixed charges                          1.5              3.7
                                                         ==========       ==========